Item 77I: Terms of new or amended securities
Morgan Stanley U.S. Government Money Market Trust

Morgan Stanley U.S. Government Money Market Trust made those changes to its share Class offerings as described in the supplements to its Prospectus filed via
EDGAR with the Securities and Exchange Commission on July 26, 2017 (accession number 0001104659-17-046997)
and September 29, 2017 (accession number 0001104659-
17-059913) and incorporated by reference herein.